1701 Market Street                                          Morgan, Lewis
Philadelphia, PA  19103-2921                                      & Bockius LLP
215-963-5000                                                COUNSELORS AT LAW
Fax: 215-963-5299


March 26, 1999


Artesian Resources Corporation
664 Churchmans Road
Newark, DE 19702

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the subject registration statement on Form S-2, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of 460,000 shares (the "Shares") of Class A Non-Voting Common Stock, $1.00 par value per share, of the Company (the "Class A Non-Voting Common Stock"), which includes 60,000 shares purchasable by the underwriters, solely for the purpose of covering overallotments, if any.

In connection with this opinion, we have examined the Registration Statement, the draft of the Underwriting Agreement, the Company's Restated Certificate of Incorporation, as amended, the Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books and such other certificates and documents as we have considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. As to facts material to an opinion, we have relied upon certificates of public officials and certificates, statements, documents and other information of the Company or representatives or officers thereof.

In our opinion the Shares will be legally issued, fully paid and non-assessable shares of Class A Non-Voting Common Stock of the Company when and to the extent issued by the Company in the manner contemplated in the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP